FORM 8-K


                       Securities and Exchange Commission

                             Washington, D.C. 20549


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 12, 1998

                           BAYWOOD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

    Nevada                          33-10236                        77-0125664
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(State or other                 (Commission File                  (IRS Employer
Jurisdiction of                      Number)                      Identification
 Incorporation                                                        Number)


             14950 North 83rd Place, Suite 1, Scottsdale, Arizona     85260
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                  (Address of Principal Executive Offices)          (Zip Code)

       Registrant's Telephone Number, including area code: (602) 951-3956

                                                        Total number of pages: 3

Item 1.           Changes in Control of Registrant.

         As previously disclosed under Item 11 - "Changes in Control" of the Company's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1997 and 1996, on April 11, 1997, the Company issued 1,466,147 shares of Common Stock and 800,000 shares of Class "B" Preferred Stock to Linda Lee, a citizen of Hong Kong, China, in a private placement in exchange for $800,000 cash. Hong Kong investor Francis Choi, or Choi Chee Ming is a relative of Ms. Lee and the beneficial owner of the 1,466,147 shares of Common Stock and the 800,000 shares of Preferred Stock.

         The original 800,000 shares of Class "B" Preferred Stock were redeemable for cash or convertible to shares of Common Stock on May 8, 1997. On May 5, 1997, the Company reached an agreement with Ms. Lee to exchange her 800,000 shares of Class "B" Preferred Stock for 800,000 shares of Class "C" Preferred Stock which would no longer be redeemable for cash and which would not be convertible to Common Stock until one year later, or May 8, 1998. In consideration for this transaction, the Company agreed to issue Ms. Lee 120,000 additional shares of Class "C" Preferred Stock, with the same conversion privileges, as a Preferred Stock dividend. The 920,000 Class "C" Shares are convertible into that number of shares which results from $920,000 divided by the average price of the Company's shares of Common Stock for the three months prior to May 8, 1998, as set forth in paragraphs 1(a) and 1(b)(i) of the "Certificate Describing Rights and Restrictions of Class "C" Preferred Shares" filed with the Secretary of State of Nevada and included at Exhibit 4.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

         On May 12, 1998, Mr. Choi, as beneficial owner of the shares held in the name of Ms. Lee, confirmed to the Company his intention to convert the 920,000 shares of Class "C" Preferred Stock to shares of Common Stock and thereafter tendered the certificates for conversion. According to the conversion rights of the Class "C" Preferred Shares, and based upon an average share price of $0.126 per share of the Company's Common Stock prior to May 8, 1998, Mr. Choi will receive 7,301,587 shares of Common Stock upon conversion. The shares will bear a restrictive legend that states that the shares are subject to resale restrictions and may be resold only pursuant to a registration statement or in reliance upon a valid exemption from registration. After the conversion, Mr. Choi will beneficially own 8,767,737 or 35.21% of the Company's resultant 24,899,702 issued and outstanding shares of Common Stock.

         The Company knows of no arrangements or understandings between Mr. Choi and Ms. Lee with respect to election of directors. No special arrangements exist between the Company or its Management and Mr. Choi or Ms. Lee with respect to election of directors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BAYWOOD INTERNATIONAL, INC.



Date:     May 27, 1998                      By:   /s/ Neil T. Reithinger
      -------------------                      ----------------------------
                                               Neil T. Reithinger, President and
                                                    Chief Executive Officer
                                   Page 3 of 3